EXECUTION VERSION

                             DATED 27 JANUARY 2003
                             ---------------------

                               NORTHERN ROCK PLC
                                as Administrator

                                    - and -

                        GRANITE FINANCE TRUSTEES LIMITED
                              as Mortgages Trustee

                                    - and -

                               NORTHERN ROCK PLC
                                   as Seller

                        GRANITE FINANCE FUNDING LIMITED
                                 as Beneficiary

                                    - and -

                              THE BANK OF NEW YORK
                              as Security Trustee

                     _____________________________________

                          SECOND AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT
                     _____________________________________












                           SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937
                             REF:30507-15/585613.2

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                                   CONTENTS

CLAUSE                                                                 PAGE NO.

1.    Definitions and Interpretation..........................................1

2.    Appointment of Administrator............................................2

3.    The Administration Services.............................................3

4.    Interest Rates..........................................................6

5.    Administration of Mortgages.............................................9

6.    No Liability...........................................................13

7.    New Mortgage Loans.....................................................13

8.    Product Switching and Further Advances.................................13

9.    Redemption of Mortgages................................................14

10.   Powers of Attorney.....................................................14

11.   Costs and Expenses.....................................................15

12.   Information............................................................15

13.   Remuneration...........................................................18

14.   Insurances.............................................................18

15.   Title Deeds............................................................20

16.   Data Protection........................................................21

17.   Covenants and Representations and Warranties of Administrator..........22

18.   Services Non-exclusive.................................................23

19.   Termination............................................................23

20.   Further Assurances.....................................................26

21.   Miscellaneous..........................................................27

22.   Confidentiality........................................................28

23.   No Partnership.........................................................29

24.   Assignment.............................................................29

25.   Security Trustee; Authorised Third Party...............................29

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26.   New Intercompany Loan Agreements.......................................30

27.   Non Petition Covenant; Limited Recourse................................30

28.   Amendments and Waiver..................................................31

29.   Notices................................................................31

30.   Third Party Rights.....................................................32

31.   Execution in Counterparts; Severability................................32

32.   Governing Law and Submission to Jurisdiction...........................33

33.   Process Agent..........................................................33

34.   Appropriate Forum......................................................33

SCHEDULE 1  THE SERVICES.....................................................34

SCHEDULE 2  FORM OF INVESTORS' QUARTERLY REPORT..............................35

SCHEDULE 3  ADMINISTRATOR REPRESENTATIONS AND WARRANTIES.....................39

SCHEDULE 4   AUTHORISED THIRD PARTY..........................................41

















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THIS SECOND AMENDED AND RESTATED ADMINISTRATION AGREEMENT DATED 27 JANUARY 2003
AMENDS AND RESTATES THE ADMINISTRATION AGREEMENT DATED 26 MARCH 2001 BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Administrator;

(2) GRANITE FINANCE TRUSTEES LIMITED (registered number 79309), a private limited company incorporated under the laws of Jersey whose registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands in its capacity as Mortgages Trustee;

(3) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as Seller and its capacity as a Beneficiary;

(4) GRANITE FINANCE FUNDING LIMITED (registered number 79308), a private limited company incorporated under the laws of Jersey but acting out of its branch office established in England (registered overseas company number FC022999 and branch number BR0051916) at 4th Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW in its capacity as a Beneficiary; and

(5) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL, in its capacity as Security Trustee;

WHEREAS:

(A) The Administrator carries on the business of, inter alia, administering mortgage loans secured on residential properties within the United Kingdom.

(B) By the Mortgage Sale Agreement, the Seller has agreed to assign the Mortgage Loans and Related Security comprised in the Initial Mortgage Portfolio to the Mortgages Trustee. The Mortgages Trustee shall hold the Initial Mortgage Portfolio together with any New Mortgage Portfolio on trust for Funding and the Seller pursuant to the terms of the Mortgages Trust Deed.

(C) The Administrator is willing to administer the Mortgage Loans on behalf of the Mortgages Trustee and to provide certain other administration and management services to the Mortgages Trustee, the Seller and Funding on the terms and subject to the conditions contained in this Agreement in relation to, inter alia, the Mortgage Loans and Related Security assigned to the Mortgages Trustee by the Seller.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION


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1.1   DEFINITIONS: The provisions of the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Fourth Amendment and Restatement Deed made on 27 January 2003 between, among others, the Seller, Funding and the Mortgages Trustee (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

1.2 EXERCISE OF DISCRETION: Any reference in this Agreement to any discretion, power or right on the part of the Mortgages Trustee shall be as exercised by the Mortgages Trustee only as directed by the Beneficiaries but subject in each case to the provisions of the Mortgages Trust Deed.

1.3 SCHEDULES: For the avoidance of doubt, the parties hereto agree that the Schedules attached to this Agreement shall form a part of this Agreement, and the provisions of this Agreement shall be construed in accordance with such Schedules.

2.    APPOINTMENT OF ADMINISTRATOR

2.1 APPOINTMENT: Subject to Clause 4.5 herein, and until termination pursuant to Clause 19 herein (Termination), the Mortgages Trustee hereby appoints the Administrator to administer the Mortgages Loans on its behalf, and each of the Mortgage Trustee, the Seller and Funding (according to their respective estates and interests) each hereby appoints the Administrator as its lawful agent on their respective behalves to provide certain other administration and management services and to exercise their respective rights, powers and discretions, and to perform their respective duties, under and in relation to the Mortgage Loans and their Related Security. The Administrator in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement. The Security Trustee consents to the appointment of the Administrator on the terms of and subject to the conditions of this Agreement.

2.2 POWER AND AUTHORITY: For the avoidance of doubt and in connection with the rights, powers and discretions conferred under Clause 2.1 herein, during the continuance of its appointment hereunder, the Administrator shall, subject to the terms and conditions of this Agreement, the Mortgage Conditions, the Mortgage Sale Agreement and the Mortgages Trust Deed, have the full power, authority and right to do or cause to be done any and all things which it reasonably considers necessary, convenient or incidental to the administration of the Mortgage Loans and their Related Security or the exercise of such rights, powers and discretions, provided however that neither the Mortgages Trustee nor Funding nor their respective directors shall be required or obliged at any time to enter into any transaction or to comply with any directions which the Administrator may give with respect to the operating and financial policies of the Mortgages Trustee or Funding and the Administrator hereby acknowledges that all powers to determine such policies (including the determination of whether or not any particular policy is for the benefit of the Mortgages Trustee or Funding) are, and shall at all times remain, vested, as the case may be, in the Mortgages Trustee and/or Funding (and their respective directors) and none of the provisions of this Agreement shall be construed in a manner inconsistent with this proviso.

2.3 APPOINTMENT CONDITIONAL: The appointment pursuant to Clause 2.1 herein is conditional upon the issue of the First Issuer Notes having taken place and shall take


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      effect upon and from the Initial Closing Date  automatically  without any further action on the part of any person PROVIDED THAT if the issue of the First Issuer Notes has not occurred by 30 April 2001, or such later date as the First Issuer and the Lead Manager may agree, this Agreement shall cease to be of further effect.

3.    THE ADMINISTRATION SERVICES

3.1 GENERAL: The duty of the Administrator shall be to provide the services set out in this Agreement including Schedule 1 (the "SERVICES").

3.2   SUB-CONTRACTS:

      (a) The Administrator may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement, provided that (but subject to Clause 3.2(b) herein):

             (i) the prior written consent of the Mortgages Trustee and Funding to the proposed arrangement (including, if Funding considers it necessary after consulting with the Security Trustee, approving any contract which sets out the terms on which such arrangements are to be made) has been obtained, the Security Trustee has been consulted and notification has been given to each of the Rating Agencies;

             (ii) where the arrangements involve the custody or control of any Mortgage Loan Files and/or Title Deeds relating to the
                   Mortgage Portfolio for the purpose of performing any delegated Services, the sub-contractor or delegate has executed an acknowledgement in writing acceptable to Funding and the Security Trustee to the effect that any such Mortgage Loan Files and/or Title Deeds are and will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries);

             (iii) where the arrangements involve or may involve the receipt by the sub-contractor or delegate of monies belonging to the Beneficiaries which, in accordance with this Agreement, are to be paid into the relevant Collection Account, the sub-contractor or delegate has executed a declaration in writing acceptable to the Beneficiaries that any such monies held by it or to its order are held on trust for the Beneficiaries and will be paid forthwith into the relevant Collection Account in accordance with the terms of the Mortgages Trust Deed;

             (iv) any such sub-contractor or delegate has executed a written waiver of any Security Interest arising in connection with such delegated Services (to the extent that such Security Interest relates to the Mortgage Portfolio or any amount referred to in (iii) above); and

             (v) neither the Mortgages Trustee, the Security Trustee nor the Beneficiaries shall have any liability for any costs, charges or expenses payable to or incurred by such sub-contractor or delegate or arising from the entering into, the continuance or the termination of any such arrangement.


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      (b)    The provisos to Clause 3.2(a) (i), (ii) and (iii) herein shall not apply:

             (i)   to the engagement by the Administrator of:

                   (1) any receiver, solicitor, insurance broker, valuer, surveyor, accountant, estate agent, insolvency practitioner, auctioneer, bailiff, debt counsellor, tracing agent, property management agent, licensed conveyancer or other professional adviser acting as such; or

                   (2) any locksmith, builder or other contractor acting as such in relation to a Mortgaged Property, in any such case being a person or persons whom the Administrator would be willing to appoint in respect of its own mortgages in connection with the performance by the Administrator of any of its obligations or functions or in connection with the exercise of its powers under this Agreement; or

             (ii) to any delegation to any wholly-owned subsidiary of the Seller from time to time.

      (c) The Mortgages Trustee and/or Funding and the Security Trustee may require the Administrator to assign to the Mortgages Trustee any rights which the Administrator may have against any sub-contractor or delegate arising from the performance of services by such person in association with any matter contemplated by this Agreement and the Administrator acknowledges that such rights assigned to the Mortgages Trustee will be exercised by the Mortgages Trustee as trustee for the Beneficiaries subject to the terms of the Mortgages Trust Deed.

      (d)    Notwithstanding   any   sub-contracting   or   delegation  of  the
             performance   of   the  Administrator's  obligations  under   this
             Agreement:

             (i)   the  Administrator   shall   not   thereby  be  released  or
                   discharged from any liability hereunder;

             (ii)  the   Administrator   shall  remain  responsible   for   the
                   performance of the obligations of the Administrator under this Agreement;

             (iii) the  performance  or  non-performance  or  the   manner   of
                   performance of any sub-contractor or delegate of any of the Services shall not affect the Administrator's obligations under this Agreement;

             (iv) any breach in the performance of the Services by any sub-contractor or delegate shall, subject to the Administrator being entitled for a period of twenty (20) Business Days from receipt of notice of the breach to remedy such breach by any sub-contractor or delegate, be treated as a breach of this Agreement by the Administrator; and

             (v) the Security Trustee shall have no liability for any act or omission of the sub-contractor or delegate and shall have no
                   responsibility   for


                                       4

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                   monitoring  or  investigating  the  suitability  of any such sub-contractor or delegate.

3.3   NOTICES ETC.

      (a) Within fifteen (15) days after the Initial Closing Date, the Administrator will:

             (i) on behalf of the Mortgages Trustee (at the direction of the Beneficiaries or with their consent), give to third parties such notices as any of the Beneficiaries are required to give pursuant to the Mortgage Sale Agreement; and

             (ii) submit for registration at the Companies Registry a duly completed Form 395 and original executed copy of the First Issuer Deed of Charge pursuant to Chapter 1 of Part XII of the Companies Act 1985, and in each case, the Administrator shall take all reasonable steps to ensure the return by the relevant recipient of the duplicate notices of assignment by way of acknowledgement thereof.

      (b) Promptly upon request by Funding and the Security Trustee, the Administrator shall procure that any notices permitted to be given by the Mortgages Trustee under Clause 6.4 (Prior to Perfection) of the Mortgage Sale Agreement are so given by the Administrator on the Mortgages Trustee's behalf.

3.4   LIABILITY OF ADMINISTRATOR:

      (a) The Administrator shall indemnify each of the Mortgages Trustee and the Beneficiaries on demand on an after-tax basis for any loss, liability, claim, expense or damage suffered or incurred by either of them in respect of the negligence or wilful default of the Administrator in carrying out its functions as Administrator under this Agreement or the other Transaction Documents or as a result of a breach by the Administrator of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

      (b) For the avoidance of doubt, the Administrator shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Mortgages Trustee and/or the Beneficiaries and/or any other person as a result of the proper performance of the Services by the Administrator save where such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence or wilful default of the Administrator or as a result of a breach by the Administrator of the terms and provisions of this Agreement or the other Transaction Documents in relation to such functions.

      (c) Any indemnification under this Clause 3.4 in respect of loss suffered by the Beneficiaries shall be paid for by reducing the Seller Share of the Trust Property by an amount equal to the relevant loss incurred by the Beneficiaries in accordance with Clause 8.4 (Adjustments to Trust Property) of the Mortgages Trust Deed and Schedule 2 to the Cash Management Agreement.


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3.5   PERFECTION  OF  MORTGAGES  TRUSTEE'S  AND  BENEFICIARIES'  TITLE  TO  THE
      MORTGAGE LOANS

      Subject to Clause 6 of the Mortgage Sale Agreement:

      (a) upon the receipt by the Seller of a written request from the Mortgages Trustee, Funding or the Security Trustee to execute transfers pursuant to Clause 6.2 of the Mortgage Sale Agreement, the Administrator shall execute or procure the execution of such transfers on behalf of the Seller or shall provide sufficient information to enable the Mortgages Trustee, Funding or the Security Trustee to do so; and

      (b) upon the Seller being required to do so by the Mortgages Trustee, Funding or the Security Trustee pursuant to Clause 6.1 of the Mortgage Sale Agreement, the Administrator shall do all or any of the acts, matters or things referred to in Clauses 6.2 and 6.3 of the Mortgage Sale Agreement.

4.    INTEREST RATES

4.1 DETERMINATION OF INTEREST RATES: Subject to the provisions of applicable law and regulations and any regulatory undertakings binding on the Administrator or the Issuer from time to time and subject to the following provisions of this Clause 4, the Mortgages Trustee and each of the Beneficiaries each hereby grants the Administrator full right, liberty and authority from time to time to determine:

      (a) in accordance with the applicable Mortgage Conditions, Mortgage Terms and the Base Rate Pledge, the Standard Variable Rate and any other discretionary rates and margins applicable to the Mortgage Loans chargeable to Borrowers from time to time; and

      (b) the Existing Borrowers' Re-Fix Rate in accordance with Clause 4.4 herein.

      In exercising such right, liberty and authority the Administrator undertakes to each of the other parties to this Agreement that it shall not at any time set or maintain the Standard Variable Rate and any other discretionary rates and margins applicable to the Mortgage Loans at rates which are higher than the then prevailing equivalent rates offered by the Seller, unless the Administrator is required to do so pursuant to Clause
      4.3 herein, and, subject to that requirement, that it shall not change the Standard Variable Rate and any other discretionary rates and margins applicable to the Mortgage Loans save for the same reasons as the Seller was entitled, under the Mortgage Conditions, to change the then prevailing equivalent rates offered by the Seller prior to the assignment to the Mortgages Trustee of the Mortgage Loans comprised in the Mortgage Portfolio and their Related Security. Each of the Issuer and the Security Trustee shall be bound by any Mortgage Rates (including the Existing Borrowers' Re-Fix Rate) determined by the Administrator in accordance with this Clause 4.

4.2 NOTIFICATION TO BORROWERS: The Administrator shall take all steps necessary pursuant to the relevant Mortgage Conditions or applicable law to bring each change in the Standard Variable Rate and any other discretionary rate or margin applicable to the Mortgage Loans and any consequent changes in Monthly Payments to the attention of the relevant Borrowers and shall, as soon as reasonably practicable after any change in such rates, provide details of such changes to each of the Mortgages Trustee, the Security Trustee and the Beneficiaries, and shall, upon receipt of a request from any


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

      of such parties, notify such requesting party of any changes in the Monthly Payments in relation to the Mortgage Loans.

4.3   INTEREST RATE SHORTFALL:

      (a) On each Payment Date the Administrator shall determine, having regard to:

             (i) the income which Funding would expect to receive during the next succeeding Interest Period;

             (ii) the Mortgage Rates in respect of the Mortgage Loans which the Administrator proposes to set under this Clause 4; and

             (iii) the  other  resources available  to  Funding  including  the
                   Funding Reserve Fund and amounts standing to the credit of any Issuer Reserve Fund and/or any Issuer Liquidity Reserve Fund,

             whether Funding would receive an amount of income during that Interest Period which when aggregated with the funds otherwise available to it is less than the amount which is the aggregate of
             (1) the amount of interest which will be payable by Funding in order to fund (whether by payment to a swap provider or otherwise) the amount of interest payable in respect of the Class A Notes of the First Issuer (and the highest ranking class of notes of any New Issuer, if any) and all amounts which rank in priority thereto on the Payment Date occurring at the end of such Interest Period, and (2) all other amounts payable by Funding which rank in priority to or pari passu with interest due on the First Issuer Intercompany Loan in respect of interest which is payable on the Class A Notes of the First Issuer (and any New Intercompany Loan, if any, in respect of interest which is payable by any New Issuer on the highest rated class of Notes issued by such New Issuer, if any) (the amount (if any) by which it is less being the "INTEREST RATE SHORTFALL").

      (b) If the Administrator determines that there will be an Interest Rate Shortfall, it will within one (1) London Business Day of such determination give written notice thereof to the Mortgages Trustee, Funding and the Security Trustee of such Interest Rate Shortfall and of the Standard Variable Rate and other discretionary rates and margins applicable to the Mortgage Loans which would, in the Administrator's opinion, need to be set in order for no Interest Rate Shortfall to arise, having regard to the obligations of Funding under all Intercompany Loans.

      (c) If the Mortgages Trustee, Funding and/or the Security Trustee notify the Administrator that, having regard to the obligations of Funding, the Standard Variable Rate and other discretionary rates and margins should be increased (which shall be the same rates as previously notified to the Mortgages Trustee, Funding and the Security Trustee in accordance with Clause 4.3(b)), the Administrator, as agent for and on behalf of the Mortgages
             Trustee, shall take all steps which are necessary, including publishing any notice which is required in accordance with the Mortgage Terms, to effect such change in the the applicable rates on the date(s) specified in the notice referred to in Clause 4.3(b) herein.


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

4.4   EXISTING BORROWERS' RE-FIX RATE:

      (a) The Administrator shall, in relation to each Fixed Rate Mortgage Loan, serve on the Seller as agent for and on behalf of, inter alia, the Mortgages Trustee and the Beneficiaries the notice referred to in Clause 8.6(a) of the Mortgage Sale Agreement sixty
             (60) days before the expiry of the initial fixed rate period (as defined in Clause 8.6(a) of the Mortgage Sale Agreement) applicable to that Fixed Rate Mortgage Loan.

      (b) If Clause 8.6(b) of the Mortgage Sale Agreement applies to any Fixed Rate Mortgage Loan, the Administrator shall take all steps which are necessary to perform the obligations of the Seller and exercise the rights under such Clause.

      (c) The Administrator shall, whenever Clause 8.6(c) of the Mortgage Sale Agreement applies to a Fixed Rate Mortgage Loan, determine (after consultation with the Basis Rate Swap Provider, the
             Currency Swap Provider, and any other swap provider the Administrator (acting reasonably) determines appropriate) the rate (and terms) upon which the Existing Borrowers' Re-Fix Rate should be set having regard to the interests of the Basis Rate Swap Provider and the Currency Swap Provider (except to the extent that the Administrator believes that the interests of either of the
             Basis Rate Swap Provider or the Currency Swap Provider are materially prejudicial to the interests of the Noteholders). The Administrator will give written notice of such determination within one Business Day thereof to the Mortgages Trustee and the Beneficiaries recommending what the Existing Borrowers' Re-Fix Rate should be and the terms at which it should be offered, having regard to the interests of the Basis Rate Swap Provider and the Currency Swap Provider (except to the extent that the Administrator believes that the interests of either of the Basis Rate Swap Provider or the Currency Swap Provider are materially prejudicial to the interests of the Noteholders). The Administrator will solicit quotations on rates from each of (i) the Mortgages Trustee, (ii) Funding, and (iii) other trustees for re-fixed mortgage loans in relation to other outstanding securitisations of the Seller (if any), and shall notify the Mortgages Trustee and the Beneficiaries as to the higher of (x) any rate provided by any of the parties in (i) through (iii) herein and (y) current rates for re-fixed mortgage loans (not included in any Mortgage Portfolio) in relation to other Mortgage Loans of the Administrator. If the Mortgages Trustee agrees in writing with such recommendation, or (whether or not it has received the Administrator's recommendation) requires alternative rates and/or terms (such agreement or requirement being the "EBRR DETERMINATION") the Administrator shall immediately notify the Seller and the First Issuer (and any New Issuer) of the EBRR Determination, and take all steps which are necessary to enable the First Issuer (and any New Issuer) to enter into the relevant swap agreement either with the Basis Rate Swap Provider or the Currency Swap Provider (or other swap provider whose appointment would not adversely affect the then current ratings of the Notes) at the rate (and on the terms) required in accordance with the EBRR Determination (the "REQUIRED RATE AND TERMS"). Nothing in this Clause 4.4(c) shall prevent the Mortgages Trustee from setting the Existing Borrowers' Re-Fix Rate in accordance with its powers under the Mortgage Sale Agreement.

      (d) If Clause 8.6 of the Mortgage Sale Agreement applies to any Fixed Rate Mortgage Loan, and the Seller fails to set the Existing Borrowers' Re-Fix Rate immediately upon being required to do so in accordance with the Required Rate and Terms or otherwise to perform its obligations under Clause 8.6(c) of the Mortgage Sale Agreement, the Administrator as attorney for the Mortgages Trustee and the Beneficiaries shall set the Existing Borrowers' Re-Fix Rate on the Required Rate and Terms.

4.5 TERMINATION OF AUTHORITY: The Mortgages Trustee and/or Funding and the Security Trustee may terminate the authority of the Administrator under Clauses 4.1 and 4.3 herein to determine either of the Mortgage Rate(s) or Existing Borrowers' Re-Fix Rate on or after the occurrence of a Termination Event pursuant to Clause 19 herein, in which case the Mortgages Trustee shall set the Mortgage Rate(s) or Existing Borrowers' Re-Fix Rate, as applicable, in accordance with this Clause 4.

5.    ADMINISTRATION OF MORTGAGES

5.1   COLLECTION OF PAYMENTS:

      (a) For the purposes of collecting amounts due from any Borrower under a Mortgage Loan, where such Borrower makes a Monthly Payment by way of Direct Debit the Administrator will, unless otherwise agreed in writing with the Beneficiaries:

             (i) act as collecting agent for the Beneficiaries under the Direct Debiting Scheme;

             (ii) comply with the obligations on its part set out in the Bank Account Agreement including, without limitation, the specific provisions relating to the collection of monies set out in Clause 4 of the Bank Account Agreement;

             (iii) comply in all material respects with  the  requirements from time to time of the Direct Debiting Scheme; and;

             (iv) using its reasonable endeavours, credit any Monthly Payment made by a Borrower by way of Direct Debit to the relevant Collection Account within one (1) London Business Day of receipt (and in any event within three (3) London Business Days of such receipt) into the relevant Collection Account.

      (b) The Administrator may agree with a Borrower that the Direct Debiting Scheme shall not apply to Monthly Payments to be made by such Borrower, provided that (i) alternative payment arrangements are made which are intended to ensure the timely making of Monthly Payments due from the Borrower to the Mortgages Trustee, and (ii) the change in arrangements was made at the instigation of the Borrower or by the Administrator in accordance with the procedures which would be adopted by a reasonable and prudent mortgage lender. The Administrator shall, using its reasonable endeavours, credit Monthly Payments made by a Borrower under an alternative payment arrangement as follows to the relevant Collection Account:

             (i) by standing order, by close of business on the second (2nd) London Business Day following the day on which such amount is received or credited by the Administrator;

             (ii) by payment of cash, transfer payment from another account of the Seller or check where reference to the relevant Borrower is provided or payments made by way of paying-in book, by close of business on the London Business Day which immediately follows the day on which such amount is received or credited by the Administrator; and

             (iii) in the case of any payment by check where a reference to the relevant Borrower is not provided, by close of business on the next London Business Day after notification from the Operating Banks of the identity of the Borrower;

      (c) provided however, that in any event the Administrator shall credit Monthly Payments made by a Borrower under an alternative payment arrangement within three (3) London Business Days of such receipt.

      (d) The Administrator may, notwithstanding the proviso to Clause 5.2(b) herein, agree such procedures for the payment by a Borrower of (i) overdue amounts and (ii) amounts payable on redemption of a Mortgage in whole or in part other than through the Direct Debiting Scheme as would be agreed by a reasonable and prudent mortgage lender.

      (e) Where a Borrower permits a Direct Debit to be made to his bank account, the Administrator will endeavour to procure that such Borrower maintains a valid and effective mandate relating to such Direct Debit in relation to each Monthly Payment due from that Borrower, provided that in any case where a Borrower will not permit a Direct Debit to be made to his bank account the Administrator will endeavour to make alternative arrangements acceptable to a reasonable and prudent mortgage lender so that such Borrower nevertheless pays each Monthly Payment on the due date.

      (f) In the event that the Bankers Automated Clearing System ceases to operate for any reason the Administrator will use reasonable endeavours to make alternative arrangements for the use of the back-up systems available to each Account Bank.

5.2   ADMINISTRATION AND ENFORCEMENT OF MORTGAGES:

      (a) The Mortgages Trustee as trustee for the Beneficiaries hereby directs the Administrator to administer the Mortgage Loans comprised in the Mortgage Portfolio and carry out its specific obligations under this Agreement in accordance with the Administration Procedures.

      (b)    The Administrator will, in relation to any default  by  a Borrower under  or  in  connection  with  a  Mortgage  Loan  or  a Mortgage comprised in the Mortgage Portfolio, comply with the Enforcement Procedures or, to the extent that the Enforcement Procedures are not applicable having regard to the nature of the default in question, take such action as is not materially prejudicial to the interests of the Mortgages Trustee (as trustee for the Beneficiaries) and the Beneficiaries under the relevant MIG Policy, provided that:

             (i) the Administrator shall only become obliged to comply with the Enforcement Procedures (to the extent applicable) or to take action as aforesaid after it has become aware of the default;

             (ii) it is acknowledged by the Beneficiaries that mortgage lenders generally exercise discretion in pursuing their respective enforcement procedures and that the Administrator may exercise such discretion as would a reasonable and prudent mortgage lender in applying the Enforcement Procedures to any particular defaulting Borrower or taking action as aforesaid, provided that in exercising such discretion the interest of Funding in the Mortgage Portfolio is not materially prejudiced; and

             (iii) in  any  case  where any of the Insurance Policies  requires exact compliance with certain enforcement procedures, the Administrator shall procure the prior written consent of the relevant insurance company for any deviation by it from such enforcement procedures.

5.3 RECORDS: The Administrator shall keep and maintain records in relation to the Mortgage Portfolio, on a Mortgage Loan by Mortgage Loan basis, for the purposes of identifying amounts paid by each Borrower, any amount due from a Borrower and the balance from time to time outstanding on a Borrower's account and such other records as would be kept by a reasonable and prudent mortgage lender. Subject always to the restrictions and conditions set forth in Clause 16, the Administrator will provide such information to the Mortgages Trustee and/or Funding and/or the Security Trustee at any time upon reasonable notice, subject to the Administrator being reasonably capable of providing such information without significant additional cost and subject to the provisions of the Data Protection Act 1998 and other applicable legislation from time to time, and provided that no duty of confidence and no industry code of practice will or may be breached thereby.

5.4   TRUST:

      (a) If the Administrator, in carrying out its functions as Administrator under this Agreement, receives (including in its capacity as agent for the Mortgages Trustee as trustee for the Beneficiaries) any money whatsoever arising from the Mortgage Loans and their Related Security, which money belongs to the Mortgages Trustee (as trustee for the Beneficiaries) and is to be paid to the relevant Collection Account pursuant to this Agreement or any of the other Transaction Documents or otherwise, it will hold such monies on trust for the Mortgages Trustee and shall keep such money separate from all other monies held by the Administrator and shall, as soon as reasonably practicable and in any event within three (3) London Business Days of receipt of the same, pay the monies into the relevant Collection Account.

      (b) All other sums received by the Administrator in respect of the Mortgage Loans and their Related Security shall be held by the Administrator for itself.

5.5   TOGETHER CONNECTIONS MORTGAGE LOANS:

      (a)    The Seller shall, upon request, use its reasonable endeavours to:

             (i)   provide the Mortgages Trustee, Funding and the Administrator
                   with  such  information  (including,   but  not  limited  to
                   documentary information) in its possession; and

             (ii)  do such other acts and things,

                   that the Mortgages Trustee, Funding and the Administrator may require in order for such parties to exercise their rights and comply with their obligations under the Together Connections Mortgage Loans and under the Transaction Documents with respect to the administration of such Mortgage Loans.

      (b) Each of the Mortgages Trustee, Funding and the Administrator shall, upon request, use their reasonable endeavours to:

             (i) provide the Seller with such information (including, but not limited to documentary information) in its possession; and

             (ii)  do such other acts and things,

                   that the Seller may require in order for the Seller to, exercise its rights and comply with its obligations under the Together Connection Conditions (where such rights and obligations are not required to be administered by the Mortgages Trustee, Funding or the Administrator under the Transaction Documents) and in respect of the products linked to the Together Connections Mortgage Loans.

      (c)    Any notice, letter or other communication:

             (i)   received   or   given  by  the  Seller  under  the  Together
                   Connection Conditions shall be copied by the Seller to the Administrator; and

             (ii) received or given by the Mortgages Trustee, Funding or the Administrator under the Together Connection Conditions shall be copied by such parties to the Seller.

      (d) The Administrator shall act in accordance with the instructions of the Seller in any matter where the powers, rights, obligations or commercial interests of the Seller under the Together Connections Conditions or with respect to the products linked to the Together Connections Mortgage Loan may be affected in a material manner. Such matters may include, but not limited to, the following:

             (i) any request from a Borrower to amend the allocation of the Together Connections Benefit that may accrue to such Borrower under the terms of the relevant Together Connection Conditions;

             (ii)  any amendment to the Together Connection Conditions;

             (iii) except  where  the  Adminstrator  is  required   to  act  in
                   accordance with Clause 4.3 (Interest Rate Shortfall), the determination or variation of the Connection Interest Rate (provided that such rate shall not at any time be set at a rate which is higher than the equivalent rate offered by the Seller);

             (iv)  any  change  to  the  availability  or  amendment   to   the
                   eligibility of any product (including any account, loan, credit card) to be linked to a Together Connections Mortgage Loan; and

             (v)   the termination of the Together Connection Conditions.

                   In all other cases where Administrator, on behalf of the other parties hereto is required to exercise its judgment or discretion in the application of the Together Connection Conditions, the Administrator shall undertake the same in consultation with the Seller.

      (e) The Seller shall not have any right to provide instructions to the Administrator in respect of any amendment to the Together Connection Conditions where such amendment will result in a Product Switch in respect of the applicable Together Connections Mortgage Loans unless the Seller has given confirmation in accordance with the terms of the Mortgage Sale Agreement that it has elected to repurchase such Together Connections Mortgage Loans.

6.    NO LIABILITY

6.1 NO GUARANTEE OF MORTGAGE LOAN: The Administrator shall have no liability for any obligation of a Borrower under any Mortgage Loan comprised in the Mortgage Portfolio or any Related Security and nothing herein shall constitute a guarantee, or similar obligation, by the Administrator of any Mortgage Loan, Mortgage or any Borrower.

6.2 NO GUARANTEE TO MORTGAGES TRUSTEE OR BENEFICIARIES: Save as otherwise provided in this Agreement, the Administrator shall have no liability for the obligations of the Mortgages Trustee or the Beneficiaries under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Administrator of the Mortgages Trustee or the Beneficiaries in respect of any of them.

7.    NEW MORTGAGE LOANS

7.1 NEW MORTGAGE PORTFOLIO: The Mortgage Portfolio may be augmented from time to time by the assignment to the Mortgages Trustee on any Distribution Date of a New Mortgage Portfolio by the Seller.

7.2 ASSIGNMENT SUBJECT TO TERMS: The assignment of each New Mortgage Portfolio to the Mortgages Trustee will in all cases be subject to the terms set out in the Mortgage Sale Agreement including, without limitation, the conditions set out in Clause 4 of the Mortgage Sale Agreement and the representations and warranties set out in Clause 8 of the Mortgage Sale Agreement.

8.    PRODUCT SWITCHING AND FURTHER ADVANCES

8.1 ACCEPTANCE OF APPLICATION: The Administrator shall not accept an application for a Further Advance or a Product Switch without first having received confirmation in writing from the Seller that the Seller would, if invited to do so by the Mortgages Trustee, purchase the relevant Mortgage Loan and its Related Security from the Mortgages Trustee.

8.2 NOTIFICATION: Subject to complying with the terms of Clause 8.1 herein, where the Administrator accepts a Product Switch or a Further Advance, the Administrator shall then promptly notify the Seller and the Mortgages Trustee in writing.

8.3 EXISTING BORROWERS RE-FIX RATE: Notwithstanding Clause 8.1 herein, whenever Clause 8.6 of the Mortgage Sale Agreement applies to a Fixed Rate Mortgage Loan, the Administrator may accept an application from a Borrower to set the Existing Borrowers' Re-Fix Rate, subject to the terms of Clause 4.4 herein.

8.4 PROCEDURES: Subject to complying with the terms of Clauses 8.1 and 8.3 herein, the Administrator may accept requests from Borrowers for Product Switches and Further Advances provided that the Administrator acts in accordance with its then procedure which would be acceptable to a reasonable and prudent mortgage lender.

9.    REDEMPTION OF MORTGAGES

9.1 RECEIPT OR DISCHARGE: Upon repayment in full of all sums secured by a Mortgage and/or other Related Security comprised in the Mortgage Portfolio, the Administrator shall, and is hereby authorised by the Mortgages Trustee as trustee for the Beneficiaries to, execute a receipt or discharge or relevant Form DS1 (of the United Kingdom Land Registry) of the Mortgage and any such other or further instrument or deed of satisfaction regarding such Mortgage and/or the Related Security as it considers to be necessary or advisable and to release the relevant Title Deeds to the person or persons entitled thereto.

9.2 TITLE DEEDS: The Administrator undertakes that prior to any actual release by it of any relevant Title Deeds it will take reasonable and appropriate steps to satisfy itself that the relevant Title Deeds are being released to the person or persons entitled thereto.

9.3 PAYMENT OF SUMS DUE: The Administrator shall procure that if, upon completion of the Enforcement Procedures, an amount in excess of all sums due from the relevant Borrower is recovered or received, the balance, after discharge of all sums due from the Borrower, is paid to the person or persons next entitled thereto.

10.   POWERS OF ATTORNEY

10.1 APPOINTMENT: The Mortgages Trustee hereby appoints the Administrator as its attorney on its behalf, and in its own or the attorney's name, for the following purposes:

      (a) executing all documents necessary for the purpose of discharging a Mortgage comprised in the Mortgage Portfolio which has been repaid in full and any Related Security or for the sale of a Mortgaged Property as Mortgagee;

      (b) executing all documents necessary for the purpose of releasing a Borrower in accordance with Clause 9 herein (Redemption of Mortgages);

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

      (c) executing all documents and doing all acts and things which in the reasonable opinion of the Administrator are necessary or desirable for the efficient provision of the Services hereunder; and

      (d) exercising its rights, powers and discretion under the Mortgages including the right to fix the rate of interest payable under the Mortgage Loans or any related rights (but subject, in relation to the right to set the interest rate under the Base Rate Pledge and the Existing Borrowers' Re-Fix Rate, to the limitations, conditions and qualifications set out in the Mortgage Sale Agreement and the powers of attorney executed pursuant to it), provided that, for the avoidance of doubt, these Powers of Attorney shall not authorise the Administrator to sell any of the Mortgage Loans and/or their Related Security comprised in the Mortgage Portfolio except as specifically authorised in the Transaction Documents. For the avoidance of doubt, neither the Mortgages Trustee nor Funding shall be liable or responsible for the acts of the Administrator or any failure by the Administrator to act under or in respect of these Powers of Attorney.

10.2 APPOINTMENTS IRREVOCABLE: The appointments contained in Clause 10.1 herein shall be irrevocable unless and until following a Termination Event pursuant to Clause 19 herein (Termination) the Mortgages Trustee and/or Funding and the Security Trustee serves notice pursuant to Clause 19 herein (Termination) to terminate the Administrator's appointment under this Agreement upon which the appointments contained in Clause 10.1 herein shall be automatically revoked.

11.   COSTS AND EXPENSES

      The Mortgages Trustee will on each Distribution Date reimburse, in accordance with Clause 10.2(b) of the Mortgages Trust Deed, the Administrator for all out-of-pocket costs, expenses and charges (inclusive of any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Administrator in the performance of the Services including any such costs, expenses or charges not reimbursed to the Administrator on any previous Distribution Date and the Administrator shall supply the Mortgages Trustee with an appropriate VAT invoice issued by the person making the supply.

12.   INFORMATION

12.1  MAINTENANCE OF RECORDS:

      (a) The Administrator shall keep the Mortgage Loan Files relating to the Mortgage Portfolio in safe custody and shall take appropriate technical and organisational measures against the unauthorised or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data. The Administrator shall maintain in an adequate form such records as are necessary to enforce each Mortgage comprised in the Mortgage Portfolio and, where relevant, any other Related Security. The Administrator shall keep the Mortgage Loan Files in relation to the Mortgage Portfolio in such a way that they can be distinguished from information held by the Administrator for its own behalf as mortgagee or for other third persons.

      (b) A duplicate of any computer records held by the Administrator which contains information relating to the Mortgage Loans and the Related Security shall be lodged by the Administrator on a quarterly basis in a location separate from that in which the original computer records are stored and in an environment conducive to the safe storage of electronic media and which allows the information to be stored in an incorruptible form, such records to be held to the order of the Mortgages Trustee and to be replaced by a revised duplicate as and when the original records are revised. The Administrator shall keep the Mortgages Trustee informed of the location of the Mortgage Loan Files and duplicate computer records.

12.2  USE OF INFORMATION TECHNOLOGY  SYSTEMS:

      (a) The Administrator will use all reasonable endeavours to negotiate with the relevant parties so that any intellectual property rights not owned by it but used by it in connection with the performance of its obligations under this Agreement and in particular all software programmes used in connection with the Mortgage Loans and the Related Security therefor and their administration are licensed or sub-licensed to the Mortgages Trustee as trustee for the Beneficiaries so as to permit the Mortgages Trustee as trustee for the Beneficiaries to use such intellectual property rights only in connection with the administration of the Mortgage Loans free of charge for so long as any of the Mortgage Loans are outstanding. For the avoidance of doubt, the Administrator shall not be in breach of its obligations under this Agreement if such rights and/or software programmes are not so licensed or sub-licensed to the Mortgages Trustee as trustee for the Beneficiaries at any time after it has ceased to be the Administrator:

      (b) If this Agreement is terminated, then for a period of six months following such termination (or such shorter period as may be necessary to allow the administration of the Mortgage Loans to be transferred to another person) the Administrator shall use reasonable endeavours to assist the Mortgages Trustee and/or the Beneficiaries and/or any substitute or successor Administrator to:

             (i) establish and implement a computer system for administering the Mortgage Loans; and

             (ii) load the data held by the Administrator in relation to Borrowers and the Mortgage Loans on to such computer system,

             and, prior to (i) and (ii) having taken place, the Administrator will provide all necessary access and assistance to the Mortgages Trustee and/or the Beneficiaries and/or the substitute Administrator in respect of its own intellectual property rights in relation to the administration of the Mortgage Loans.

      (c)    Subject always to the restrictions  and  conditions  set  forth in
             Clause   16,   upon   termination   of   the  appointment  of  the
             Administrator  under  this  Agreement,  the  Administrator   shall
             forthwith deliver to the Mortgages Trustee and/or the Beneficiaries and/or the substitute Administrator all computer and data records in its possession or under its control relating to the affairs of or belonging to the Mortgages Trustee and the Beneficiaries and/or relating to the Mortgage Loans and the Related Security in a form agreeable to each of the Administrator, the Mortgages Trustee and/or the Beneficiaries and/or the substitute Administrator which accords with the standard practice of the electronic data processing industry at the time the event occurs.

      (d) The Administrator covenants that it will take no action, nor omit to take any action, the effect or likely effect of such action or omission will be to terminate any existing licence agreement in relation to any such intellectual property rights, provided that a licence agreement may be terminated if it is replaced by a substitute arrangement under which the intellectual property rights, including rights to computer software, are such that the services resulting therefrom are equivalent to the previous arrangement.

12.3 ACCESS TO BOOKS AND RECORDS: Subject to all applicable laws, and subject always to the restrictions and conditions set forth in Clause 16, the Administrator shall permit the Mortgages Trustee and Funding (and their auditors) and the Security Trustee and any other person nominated by the Beneficiaries (to whom the Administrator has no reasonable objection) upon reasonable notice during normal office hours to have access, or procure that such person or persons are granted access, to all books of record and account (including, for the avoidance of doubt, the Title Deeds and Mortgage Loan Files) relating to the administration of the Mortgage Loans and the Related Security comprised in the Mortgage Portfolio and related matters in accordance with this Agreement.

12.4  INFORMATION COVENANTS:

      (a) The Administrator shall, within ten (10) Business Days following each Payment Date, provide the Mortgages Trustee, the Beneficiaries, the Rating Agencies, the Lead Manager, Bloomberg, L.P. (unless otherwise prohibited by law) and any other party as the Mortgages Trustee may direct with a report in, or substantially in, the form set out in Schedule 2 hereto (or such other form reasonably requested by the Mortgages Trustee and approved by the Beneficiaries and the Rating Agencies) and shall assist the Cash Manager in the production of quarterly reports substantially in the forms set out in Schedule 3 of the Cash Management Agreement.

      (b) The Administrator shall notify the Rating Agencies in writing of the details of (i) any material amendment to the Transaction Documents, (ii) any proposed material change in the valuation procedures or policies applied or to be applied in relation to Mortgaged Properties by it in connection with its mortgage business (details of which change may be included in a report provided under subparagraph (a) above) and (iii) any other information relating to its mortgage business and financial condition as the Rating Agencies may reasonably request in connection with the ratings of the First Issuer Notes and any New Notes and other matters contemplated by the Transaction, provided that such request does not adversely interfere with the Administrator's day to day provision of the Services under the other terms of this Agreement.

      (c) The Administrator shall, at the request of Funding and the Security Trustee (where the Administrator is the Seller) and at the request of the Beneficiaries

             (where the Administrator is no longer the Seller), furnish Funding, the Security Trustee and/or the Beneficiaries (as appropriate) and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for Funding, the Security Trustee and/or the Beneficiaries (as appropriate) to request in connection with the ratings of the First Issuer Notes and any New Notes and other matters contemplated by the Transaction, provided that Funding, the Security Trustee or the Beneficiaries (as is appropriate) shall not make such a request more than once every three months unless, in the belief of Funding, the Security Trustee or the Beneficiaries (as appropriate), an Intercompany Loan Event of Default or a Termination Event pursuant to Clause 19 herein shall have occurred and is continuing or may reasonably be expected to occur.

13.   REMUNERATION

13.1 ADMINISTRATION FEE: The Mortgages Trustee shall pay to the Administrator for its Services hereunder an administration fee (the "ADMINISTRATION FEE") (inclusive of VAT) which:

      (a) shall be calculated in relation to each Trust Calculation Period on the basis of the number of days elapsed and a 365 day year (or, in the case of a Trust Calculation Period ending in a leap year, a 366 day year) at the Administration Fee Rate, inclusive of VAT, on the aggregate amount of the Funding Share of the Trust Property as at close of business of such Trust Calculation Period; and

      (b) shall be paid to the Administrator on each Distribution Date in the manner contemplated by and in accordance with the provisions of Clause 10 of the Mortgages Trust Deed.

13.2 SUBSTITUTE OR SUCCESSOR ADMINISTRATOR: If a substitute or successor administrator shall be appointed under this Agreement with respect to any of the Mortgage Loans, the Mortgages Trustee shall set the Administration Fee Rate with such substitute or successor administrator at the time such substitute or successor administrator enters into an administration agreement.

14.   INSURANCES

14.1 ADMINISTRATION: The Administrator will administer the arrangements for insurance to which the Mortgages Trustee is a party or in which either the Seller or the Mortgages Trustee has an interest and which relate to the Mortgage Loans and the Mortgages comprised in the Mortgage Portfolio or the business of the Mortgages Trustee.

14.2 ACTION OF ADMINISTRATOR: The Administrator shall not knowingly take or omit to take any action which would:

      (a) result in the avoidance or termination of any of the Insurance Policies in relation to any Mortgage Loans and Mortgages to which any Insurance Policy applies;

      (b) reduce the amount payable on any claim made on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) under any Insurance Policy; or

      (c)    invalidate any Insurance Policy.

14.3 SUBMISSION OF CLAIMS: The Administrator shall prepare and submit any claim under the Insurance Policies in accordance with the requirements of the relevant Insurance Policy and otherwise with the usual procedures undertaken by a reasonable and prudent mortgage lender on behalf of the Mortgages Trustee as trustee for the Beneficiaries and shall comply with the other requirements of the insurer under the relevant Insurance Policy.

14.4 PROCEEDS: The Administrator shall use its reasonable endeavours to credit to the relevant Collection Account all proceeds received from any claim made under each Insurance Policy in relation to any Mortgage Loan by close of business on the London Business Day which immediately follows the day on which such amounts are received or credited by the Administrator (and in any event within three (3) London Business Days of such receipt) and which is applied either in whole or in part in repayment of a Mortgage Loan.

14.5  MIG POLICIES:

      (a) Without prejudice to Clause 3 herein, the Mortgages Trustee as trustee for the Beneficiaries acknowledges that the Administrator may settle or compromise claims on a Mortgage Loan by Mortgage Loan basis in respect of any MIG Policy in a manner consistent with its normal practice in respect of mortgage indemnity polices, provided that the Administrator shall not, without the prior written consent of the Mortgages Trustee, settle any claims or initiate any legal proceedings or other legal process in respect of a group of class of mortgages or in respect of the MIG Policies as a whole and provided further that each such MIG Policy and all proceeds thereof remains subject to the Funding Deed of Charge.

      (b) If the Enforcement Procedures requires the Administrator to make a claim under the relevant MIG Policy and the Administrator has failed to make such a claim, then the Beneficiaries may direct the Mortgages Trustee on their behalf to direct the Administrator to make a claim or, in default thereof by the Administrator, the Beneficiaries may direct the Mortgages Trustee to make a claim itself under such policy and the Administrator shall, within ten
             (10) London Business Days of receiving a written request from the Mortgages Trustee (as trustee for the Beneficiaries), provide the Mortgages Trustee with such information as the Mortgages Trustee may require to enable it to make a claim under the relevant MIG Policy.

      (c) Without prejudice to the rights of the Administrator under Clause 14.5(b) herein, the Administrator shall, in administering the Mortgage Loans, ensure that the cover under any MIG Policy relating to any Mortgage is not adversely affected.

14.6  BUILDINGS POLICIES:

      (a) Upon receipt of notice that any Borrower whose Mortgage Loan is secured by a mortgage of a leasehold Mortgaged Property has failed to make a payment when due of any sums due under the relevant
             lease   in  respect  of  the  insurance
             of the property, the Administrator may debit such Borrower's account with the relevant amount which shall then be paid to the relevant landlord.

      (b) If the Administrator becomes aware that a Borrower has failed to pay premiums due under any Buildings Policy, the Administrator shall take such action as would a reasonable and prudent mortgage lender with a view to ensuring that the relevant Mortgaged Property continues to be insured in accordance with the applicable Mortgage Terms or the Alternative Insurance Requirements.

14.7  LIFE POLICIES:

      (a) The Administrator shall use its reasonable endeavours to ensure that upon maturity of a Life Policy or on the death of a Borrower, if earlier, all sums which it is agreed between the Seller and the relevant Borrower are due to be paid under the Life Policy are paid by the relevant insurance company in repayment of the Mortgage for which such Life Policy is collateral security and credited to the relevant Collection Account.

      (b) If so requested by a Borrower the Administrator may, on behalf of the Beneficiaries, exercise its discretion as a reasonable and prudent mortgage lender to agree to the release of a Life Policy from the relevant legal or equitable charge granted by the related Borrower in favour of the Seller.

15.   TITLE DEEDS

15.1 CUSTODY: The Administrator shall keep the Title Deeds relating to the Mortgage Portfolio in safe custody and shall not without the prior written consent of the Mortgages Trustee and the Beneficiaries part with possession, custody or control of them otherwise than to a sub-contractor or delegate appointed pursuant to Clause 3.2 herein (Sub-Contracts) or to a solicitor, licensed conveyancer or authorised practitioner, subject to the usual undertaking to hold them to the order of the Seller (who in turn will hold them to the order of the Mortgages Trustee (as trustee for the Beneficiaries)) or to H.M. Land Registry or, upon redemption of the relevant Mortgage Loan, to the order of the Borrower.

15.2 IDENTIFICATION: The Title Deeds relating to the Mortgage Portfolio shall be kept in a manner such that a computer record is maintained of their location and they are identifiable and retrievable by reference to an account number and pool identifier and identifiable and distinguishable from the title deeds relating to other properties and mortgages in respect of which the Administrator is mortgagee or administrator.

15.3 ACCESS: The Administrator shall provide access, or procure that access is provided to, the Title Deeds relating to the Mortgage Portfolio to the Mortgages Trustee, the Beneficiaries and their respective agents at all reasonable times and upon reasonable notice. The Administrator acknowledges that the Title Deeds and Mortgage Loan Files relating to the Mortgage Portfolio in its possession, custody or control will be held to the order of the Mortgages Trustee (as trustee for the Beneficiaries) and that it has, in its capacity as Administrator, no beneficial interest therein and the Administrator (in its capacity as such but not in its capacity as a Beneficiary) irrevocably waives any rights or any Security Interest which it might have therein or to which it might at any time be entitled.

15.4 DELIVERY UPON TERMINATION: The Administrator shall, forthwith on the termination of the appointment of the Administrator pursuant to Clause 19 herein (Termination), deliver the Title Deeds and Mortgage Loan Files to or to the order of the Mortgages Trustee or to such person as the Mortgages Trustee elects as a substitute administrator in accordance with the terms of this Agreement upon written request by the Mortgages Trustee made at any time on or after notice of, or on or after, termination of the appointment of the Administrator pursuant to Clause 19 herein (Termination).

16.   DATA PROTECTION

      The Administrator represents that as at the date hereof the Administrator has and hereafter it will maintain on behalf of itself and on behalf of the Mortgages Trustee (as trustee for the Beneficiaries) all appropriate registrations, licences and authorities (if any) required under the Data Protection Act 1998 to enable each of them to perform their respective obligations under this Agreement. In addition to the foregoing and notwithstanding any of the other provisions of this Agreement, each of the Administrator and the Mortgages Trustee hereby agree and covenant as follows:

      (a) that only non-"PERSONAL DATA" (as described in the Data Protection Act 1998) may be transferred by the Administrator to the Mortgages Trustee or any other entity located in Jersey (unless Jersey is declared an "approved state" by the European Commission, in which case the Administrator may transfer such personal data to the Mortgages Trustee in Jersey);

      (b) that, to the extent that circumstances enable the Mortgages Trustee to exercise its right to demand that the Administrator transfer inter alia personal data to the Mortgages Trustee, the Administrator shall only transfer such personal data to an agent of the Mortgages Trustee that is located in the United Kingdom and maintains all appropriate registrations, licences and authorities (if any) required under the Data Protection Act 1998 (unless Jersey is declared an "APPROVED STATE" by the European Commission, in which case the Administrator may transfer such personal data to the Mortgages Trustee in Jersey);

      (c) that, to the extent that circumstances enable the Mortgages Trustee to exercise its right to demand that the Administrator transfer inter alia personal data to the Mortgages Trustee, the Administrator notify each Borrower that the Mortgages Trustee is a "DATA CONTROLLER" (as defined in the Data Protection Act 1998) and provide each such Borrower with the address of the Mortgages Trustee;

      (d) that the Administrator and the Mortgages Trustee will only use any data in relation to the Mortgage Loans and the related Borrowers for the purposes of administering and/or managing the Mortgage Portfolio, and will not sell such data to any third party or allow any third party to use such data other than in compliance with the conditions stated in this Clause 16 and for the sole purpose of administering and/or managing the Mortgage Portfolio;

      (e) that the Mortgages Trustee will comply with the provisions of the Data Protection (Jersey) Law 1987 (as amended) and (so long as the provisions of the Data Protection Act 1998 do not conflict with the provisions of the Data Protection (Jersey) Law 1987) with the provisions of the Data Protection Act 1998 (as amended);

      (f) that, upon the request of a Borrower, the Administrator will inform such Borrower that both the Administrator and the Mortgages Trustee are "data controllers" as described in the Data Protection Act 1998; and

      (g) that both the Administrator and the Mortgages Trustee shall maintain a written record of their reasons for applying the Data Protection Order 2000 (as set forth under the Conditions under paragraph 3 of Part II of Schedule I of such Order).

17.   COVENANTS AND REPRESENTATIONS AND WARRANTIES OF ADMINISTRATOR

17.1 COVENANTS: The Administrator hereby covenants with and undertakes to each of the Mortgages Trustee, the Beneficiaries and the Security Trustee that, without prejudice to any of its specific obligations hereunder, it will:

      (a) administer the Mortgage Loans and their Related Security as if the same had not been assigned to the Mortgages Trustee but had remained on the books of the Seller;

      (b) provide the Services in such manner and with the same level of skill, care and diligence as would a reasonable and prudent mortgage lender;

      (c) comply with any reasonable directions, orders and instructions which the Mortgages Trustee or the Beneficiaries may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Mortgages Trustee shall prevail;

      (d) keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Services and in particular any necessary registrations under the Data Protection Act 1998;

      (e) not knowingly fail to comply with any legal requirements in the performance of the Services;

      (f) make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof in pounds sterling (or as otherwise required under the Transaction Documents) in immediately available funds for value on such day without set-off (including, without limitation, any fees owed to it) or counterclaim, but subject to any deductions required by law;

      (g) not without the prior written consent of the Mortgages Trustee amend or terminate any of the Transaction Documents save in accordance with their terms;

      (h) forthwith upon becoming aware of any event which may reasonably give rise to an obligation of the Seller to repurchase any Mortgage Loan pursuant to Clause 8 of the Mortgage Sale Agreement, notify the Mortgages Trustee and the Beneficiaries in writing of such event;

17.2 COVENANTS TO SURVIVE: The covenants of the Administrator in Clause 17.1 herein shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Mortgages Trustee and/or the Seller and/or Funding arising from breach of any such covenant prior to the date of termination of this Agreement.

17.3 REPRESENTATIONS AND WARRANTIES: The Administrator hereby makes the representations and warranties to each of the Mortgages Trustee, Funding and the Security Trustee that are specified on Schedule 3 hereto.

18.   SERVICES NON-EXCLUSIVE

      Nothing in this Agreement shall prevent the Administrator from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons or from carrying on business similar to or in competition with the business of the Mortgages Trustee and the Beneficiaries.

19.   TERMINATION

19.1 TERMINATION EVENT: If any of the following events (each a "Termination Event") shall occur:

      (a) default is made by the Administrator in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of five London Business Days after the Administrator becoming aware of such default;

      (b) default is made by the Administrator in the performance or observance of any of its other covenants and material obligations under this Agreement or any of the other Transaction Documents, which , the Security Trustee having been informed thereof as specified below in this sub-clause, is materially prejudicial to the interests of the holders of the First Issuer Notes and any New Notes from time to time and such default continues unremedied for a period of twenty (20) days after the Administrator becoming aware of such default, provided however that where the relevant default occurs as a result of a default by any person to whom the Administrator has sub-contracted or delegated part of its obligations hereunder, such default shall not constitute a Termination Event if within such twenty (20) day period the Administrator replaces the relevant sub-contractor or delegate with an entity capable of remedying such default or alternatively indemnifies the Mortgages Trustee and the Beneficiaries against the consequences of such default;

      (c) the Administrator at any time fails to obtain the necessary license or regulatory approval required by any UK mortgage regulatory regime which would be required in order to enable it to continue administering the Mortgage Loans; or

      (d)    the Administrator becomes subject to an Insolvency Event,
      then the Mortgages Trustee and/or Funding and the Security Trustee may at once or at any time thereafter while such default continues, by notice in writing to the Administrator, terminate its appointment as Administrator under this Agreement with effect from a date (not earlier than the date of the notice) specified in such notice. Upon termination of the Administrator, the Security Trustee shall use its reasonable endeavours to appoint a substitute Administrator that satisfies the conditions set forth in Clause 19.2(c), (d) and (e), provided that in the event the Security Trustee has not, having used reasonable endeavours, appointed a substitute Administrator, the Security Trustee shall have no liability to any person and, notwithstanding any other provision of the Transaction Documents, shall not itself be required to perform any duties of the Administrator.

19.2 RESIGNATION: The Administrator may resign under this Agreement at any time following the expiry of not less than 12 months' notice of resignation given by the Administrator to the Mortgages Trustee and the Beneficiaries provided that:

      (a) the Mortgages Trustee and the Beneficiaries consent in writing to such termination;

      (b) a substitute administrator is appointed by the Mortgages Trustee, Funding and the Security Trustee (and in the event of failure to agree, by the Security Trustee), such appointment to be effective not later than the date of such termination (and the Administrator shall notify the Rating Agencies in writing of the identity of such substitute administrator);

      (c) if possible, such substitute administrator has experience of administering mortgages of residential property in England and
             Wales  and  is  approved  by  the   Mortgages   Trustee   and  the
             Beneficiaries;

      (d) such substitute administrator enters into an agreement on substantially the same terms as the relevant provisions of this Agreement and the Administrator shall not be released from its obligations under the relevant provisions of this Agreement until such substitute administrator has entered into such new agreement; and

      (e) the then current ratings (if any) of the First Issuer Notes or any New Notes are not adversely affected as a result thereof, unless otherwise agreed by an Extraordinary Resolution (as defined in the Note Trust Deed) of the holders of the relevant class of Notes.

19.3 TERMINATION OF AUTHORITY: On and after resignation by, or termination of the appointment of, the Administrator under this Agreement pursuant to this Clause 19, all authority and power of the Administrator under this Agreement shall be terminated and be of no further effect and the Administrator shall not thereafter hold itself out in any way as the agent of the Mortgages Trustee and/or the Beneficiaries pursuant to this Agreement.

19.4 DELIVERY OF FILES: Upon resignation by, or termination of the appointment of, the Administrator under this Agreement pursuant to this Clause 19, the Administrator shall:

      (a) forthwith deliver to (and in the meantime hold on trust for, and to the order of) the Mortgages Trustee or as it shall direct the Mortgage Loan Files, the Title Deeds, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of, or belonging to, the Mortgages Trustee (as trustee for the Beneficiaries) and the Mortgages in the Mortgage Portfolio and any other Related Security, (if practicable, on the date of receipt) any monies then held by the Administrator on behalf of the Mortgages Trustee and any other assets of the Mortgages Trustee as trustee for the Beneficiaries;

      (b) take such further action as the Mortgages Trustee, Funding and the Security Trustee may reasonably direct at the expense of the Beneficiaries (including in relation to the appointment of a substitute administrator) provided that neither the Mortgages Trustee nor the Security Trustee shall be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction;

      (c) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

      (d) co-operate and consult with and assist the Mortgages Trustee, Funding, the Security Trustee and their nominees (which shall, for the avoidance of doubt, include any new administrator appointed by any of them) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Mortgages Trustee or such nominee.

19.5 NOTIFICATION OF TERMINATION EVENT: The Administrator shall notify the Mortgages Trustee, the Security Trustee and the Beneficiaries as soon as reasonably practicable but in any event within five (5) days of becoming aware of any Termination Event or any event which with the giving of notice or lapse of time or certification would constitute the same. Such notification shall specify which event in Clause 19 occurred and was the cause of such Termination Event (or any event which with the giving of notice or lapse of time or certification would constitute a Termination Event), a description of the details of such Termination Event, and a reference to the provision in this Agreement or the other Transaction Documents which the Administrator has breached.

19.6 NO PREJUDICE: Termination of this Agreement or the appointment of the Administrator under this Agreement shall be without prejudice to the liabilities of the Mortgages Trustee as trustee for the Beneficiaries to the Administrator or vice versa incurred before the date of such termination. The Administrator shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Mortgages Trustee.

19.7 AUTOMATIC TERMINATION: This Agreement shall terminate at such time as the Mortgages Trustee has no further interest in any of the Mortgage Loans or the Mortgages which have been comprised in the Mortgage Portfolio.

19.8 FURTHER COMPENSATION: Upon resignation by, or termination of the appointment of, the Administrator under the provisions of this Clause 19, the Administrator shall be entitled to receive all fees and other monies accrued up to the date of resignation or termination, as the case may be, but shall not be entitled to any other or further compensation. Such monies so receivable by the Administrator shall be paid by the Mortgages Trustee on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such resignation or termination shall not affect the Administrator's rights to receive payment of all amounts (if any) due to it from the Mortgages Trustee other than under this Agreement.

19.9 CO-OPERATION: Prior to termination of this Agreement, the Administrator, the Seller, the Mortgages Trustee and Funding shall co-operate to obtain the agreement of the Borrowers to a new bank mandate permitting the Mortgages Trustee to operate the Direct Debiting Scheme.

19.10 SURVIVAL OF TERMS: Any provision of this Agreement which is stated to continue after termination of the Agreement shall remain in full force and effect notwithstanding termination.

19.11 NO SUPERVISION: The Security Trustee shall not be obliged to monitor or supervise the performance by any substitute Administrator of its duties hereunder or in relation to the other Transaction Documents, nor shall the Security Trustee be responsible or liable for any act or omission of such substitute Administrator or for any loss caused thereby.

20.   FURTHER ASSURANCES

20.1 CO-OPERATION: The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

20.2 POWERS OF ATTORNEY: Without prejudice to the generality of Clause 20.1 herein, the Mortgages Trustee as trustee for the Beneficiaries shall upon request by the Administrator forthwith give to the Administrator such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Administrator to perform the Services.

20.3 NOTICE TO RATING AGENCIES: In the event that there is any change in the identity of the Mortgages Trustee or an additional Mortgages Trustee is appointed, the remaining Mortgages Trustee and/or the retiring Mortgages Trustee, as the case may be, shall execute such documents with any other parties to this Agreement and take such actions as such new Mortgages Trustee may reasonably require for the purposes of vesting in such new
      Mortgages Trustee the rights of the Mortgages Trustee under this Agreement and releasing the retiring Mortgages Trustee from further obligations thereunder and while any Note remains outstanding shall give notice thereof to the Rating Agencies.

20.4 NO OBLIGATIONS: Nothing herein contained shall impose any obligation or liability on the Mortgages Trustee to assume or perform any of the obligations of the Administrator hereunder or render it liable for any breach hereof.

21.   MISCELLANEOUS

21.1 INSUFFICIENT FUNDS: Subject to Clause 21.2 herein, in the event that the funds available to the Mortgages Trustee on any Payment Date are not sufficient to satisfy in full the aggregate amount payable to the Administrator by the Mortgages Trustee on such Payment Date then the amount payable to the Administrator on such Payment Date shall be reduced by the amount of the shortfall and such shortfall shall (subject always to the provisions of this Clause 21) be payable on the immediately succeeding Payment Date.

21.2  REDUCTION OF FEES: In the event that:

      (a)    after redemption in full of the Intercompany Loans; or

      (b) after service of an Intercompany Loan Enforcement Notice and payment of all other prior claims,

      the  remaining  sums available to  the  Mortgages  Trustee  or  remaining proceeds of enforcement are insufficient to satisfy in full the outstanding fees or other claims of the Administrator, such fees shall be reduced by the amount of the deficiency.

21.3 SET-OFF: Each of the Seller and the Administrator agrees that it will not:

      (a) set off or purport to set off any amount which the Mortgages Trustee, Funding or each Issuer is or will become obliged to pay to it under any of the Transaction Documents against any amount from time to time standing to the credit of or to be credited to any Collection Account, the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding Transaction Account, the Funding GIC Account, any Funding (Issuer) GIC Account, any Issuer Transaction Account in any other account prior to transfer to any Collection Account, the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding Transaction Account, the Funding GIC Account, any Funding (Issuer) GIC Account or any Issuer Transaction Account, as appropriate; or

      (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Collection Account, the Mortgages Trustee Transaction Account, the Mortgages Trustee GIC Account, the Funding Transaction Account, the Funding GIC Account, any Funding (Issuer) GIC Account or any Issuer Transaction Account.

21.4 NO PETITION: The Administrator agrees that for so long as any First Issuer Notes and New Notes are outstanding it will not petition nor commence proceedings for the administration or winding up of the Mortgages Trustee or Funding or any Issuer nor participate in any ex parte proceedings with regard thereto.

21.5 LIMITED RECOURSE: In relation to all sums due and payable by the Mortgages Trustee to the Administrator, the Administrator agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Mortgages Trustee pursuant to the provisions of the Mortgage Sale Agreement, the other Transaction Documents and in relation to the Mortgages.

21.6 NO PREJUDICE: For the avoidance of doubt, neither Beneficiary shall be liable to pay any amounts due under Clauses 11 or 13 herein without prejudice to the obligations of the Mortgages Trustee in respect of such amounts.

21.7 TERMINATION: Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, Funding under or in connection with this Agreement (other than its obligations under Clause 22 herein (Confidentiality)) shall automatically terminate upon the discharge in full of all amounts owing by it under any Intercompany Loan Agreement, provided that this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

22.   CONFIDENTIALITY

      From the date of this Agreement and notwithstanding its termination, each of the Mortgages Trustee and the Beneficiaries shall use its best endeavours not to disclose to any person whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, provided however that the provisions of this Clause 22 shall not apply:

      (a) to any information already known to the Mortgages Trustee or the Beneficiaries otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the Mortgages Trustee or the Beneficiaries which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the Mortgages Trustee or the Beneficiaries;

      (d) to any extent that the Mortgages Trustee or the Beneficiaries is required to disclose the same pursuant to any Transaction Document, pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the Mortgages Trustee or the Beneficiaries needs to disclose the same for determining the existence of, or declaring, an Intercompany Loan Event of Default or a Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the Mortgages Trustee or the Beneficiaries or (in connection with the review of current ratings of the First Issuer Notes or any New Notes or with a prospective rating of any debt to be issued by an Issuer) to any credit rating agency or any prospective new Administrator or Mortgages Trustee.

23.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

24.   ASSIGNMENT

24.1 CONSENT: The Mortgages Trustee may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Beneficiaries.

24.2 AGREEMENT: The Administrator may not assign or transfer any of its rights or obligations under this Agreement (a) without the prior written consent of the Mortgages Trustee (as trustee for the Beneficiaries) and each of the Beneficiaries and (b) other than to a person who agrees to be bound by the provisions contained in Clause 5 of the Funding Deed of Charge as if such person had been named as an original party thereto in place of Northern Rock but without prejudice to their obligations under such Clause.

24.3 ASSIGNMENT OF RIGHTS TO SECURITY TRUSTEE: The Administrator acknowledges that Funding has assigned its rights under this Agreement to the Security Trustee pursuant to the Funding Deed of Charge and acknowledges that pursuant to the terms of the Funding Deed of Charge, Funding has, inter alia, authorised the Security Trustee, following the Funding Security becoming enforceable, to exercise, or refrain from exercising, all of Funding's rights, powers, authorities, discretions and remedies under or in respect of the Funding Transaction Documents, including this Agreement, in such manner as in the Security Trustee's absolute discretion it shall think fit.

25.   SECURITY TRUSTEE; AUTHORISED THIRD PARTY

25.1 VESTING OF RIGHTS: If there is any change in the identity of the security trustee in accordance with the Funding Deed of Charge, the Administrator, the Seller, Funding and the Mortgages Trustee shall execute such documents and take such action as the successor security trustee and the outgoing security trustee may reasonably require for the purpose of vesting in the successor security trustee the rights and obligations of the outgoing security trustee under this Agreement and releasing the outgoing security trustee from its future obligations under this Agreement.

25.2 NO ASSUMPTION: It is hereby acknowledged and agreed that by its execution of this Agreement the Security Trustee shall not assume or have any of the obligations or liabilities of the Administrator, the Seller, Funding or the Mortgages Trustee under this Agreement. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Security Trustee may be exercised or made in the Security Trustee's absolute discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Funding Deed of Charge and Schedule 4 hereto.

25.3 DELEGATION: The Security Trustee may delegate the performance of all or any of its powers and obligations under all or any of the Operating Agreements pursuant to the terms of Schedule 4 of this Agreement and subject always to the provisions of the Funding Deed of Charge.

26.   NEW INTERCOMPANY LOAN AGREEMENTS

      If  Funding  enters into a New  Intercompany  Loan  Agreement,  then  the
      Administrator, the Seller, Funding, the Security Trustee and the Mortgages Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including the New Issuer, any Basis Rate Swap Provider, any Currency Swap Provider, any New Start-up Loan Provider and any other person who has executed an Accession Undertaking or any New Intercompany Loan Agreement in the Transaction Documents.

27.   NON PETITION COVENANT; LIMITED RECOURSE

27.1 NON PETITION COVENANT: Each of the parties hereto hereby agrees that it shall not institute against either Funding or the Mortgages Trustee any winding-up, administration, insolvency or similar proceedings so long as any sum is outstanding under any Intercompany Loan Agreement of any Issuer or for two years plus one day since the last day on which any such sum was outstanding.

27.2  LIMITED RECOURSE:  Each of the parties hereto agrees that:

      (a) in relation to the Mortgages Trustee, any amount payable by the Mortgages Trustee to any other party to this Agreement under this Agreement not being an amount payable out of the Trust Property in accordance with the terms of the Mortgages Trust Deed shall only be payable to the extent that on that date the Mortgages Trustee has sufficient funds to pay such amount out of fees paid to it under the Mortgages Trust Deed; and

      (b)    in relation to Funding:

             (i) only the Security Trustee may enforce the security created in favour of the Security Trustee under the Funding Deed of Charge in accordance with the provisions thereof;

             (ii) notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to any party to this Agreement from or by Funding under this Agreement shall be payable by Funding except to the extent that Funding has sufficient funds available or (following enforcement of the Funding Security) the Security Trustee has realised sufficient funds from the Funding Security to pay such sum subject to and in accordance with the relevant Funding Priority of Payments and provided that all liabilities of Funding required to be paid in priority thereto or pari passu therewith pursuant to such Funding Priority of Payments have been paid, discharged and/or otherwise provided for in full; and

             (iii) it  shall not take any steps for the purpose  of  recovering any amount payable by Funding or enforcing any rights arising out of this

                   Agreement against Funding otherwise than in accordance with the Funding Deed of Charge.

27.3 CORPORATE OBLIGATIONS: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

28.   AMENDMENTS AND WAIVER

28.1 ENTIRE AGREEMENT: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

28.2 AMENDMENTS AND WAIVER: No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

28.3 RIGHTS CUMULATIVE: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

28.4 VARIATION OR WAIVER: No variation or waiver of this Agreement shall be made if the same would adversely affect the then current ratings of` any of the Notes.

29.   NOTICES

      Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Administrator and the Seller, to Northern Rock PLC, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number: 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Mortgages Trustee, to Granite Finance Trustees Limited, c/o 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands (facsimile number 01534-609-333) for the attention of the Company Secretary;

      (c) in the case of Funding, to Granite Finance Funding Limited, 4th Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW (facsimile number 0207-332-6199 for the attention of the Company Secretary;

      (d) in the case of the Security Trustee, to The Bank of New York (London Branch), One Canada Square, 48th Floor, London E14 5AL (facsimile number 020-7964-6399) for the attention of Corporate Trust (Global Structured Finance);

      (e) in the case of Fitch, to Fitch Ratings Ltd., at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number 0207 7417 6262) for the attention of European Structured Finance Surveillance;

      (f) in the case of Moody's, to Moody's Investors Services, Inc., at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB
             (facsimile number  0207  772  5400)  for  the  attention  of David
             Harrison;

      (g) in the case of S&P, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at Garden House, 18 Finsbury Circus, London EC2M 7NJ (facsimile number 0207-826-3598) for the attention of Andre Vollmann;

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party or by any Rating Agency to the others by written notice in accordance with the provisions of this Clause 29. All notices served under this Agreement shall be simultaneously copied to the Security Trustee by the person serving the same.

30.   THIRD PARTY RIGHTS

      A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

31.   EXECUTION IN COUNTERPARTS; SEVERABILITY

31.1 COUNTERPARTS: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

31.2 SEVERABILITY: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

32.   GOVERNING LAW AND SUBMISSION TO JURISDICTION

32.1 GOVERNING LAW: This Agreement is governed by, and shall be construed in accordance with, English law.

32.2 SUBMISSION TO JURISDICTION: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

33.   PROCESS AGENT

      The Mortgages Trustee irrevocably and unconditionally appoints Mourant & Co. Capital (SPV) Limited at Fourth Floor, 35 New Bridge Street, Blackfriars, London EC4V 6BW or otherwise at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of Mourant & Co. Capital (SPV) Limited ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

34.   APPROPRIATE FORUM

      Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed as a deed the day and year first before written.

                                   SCHEDULE 1

                                  THE SERVICES

In addition to the Services set out in the body of the Administration Agreement, the Administrator shall:

(a) keep records (written or computerised) and books of account for the Mortgages Trustee in relation to the Mortgage Loans comprised in the Mortgage Portfolio;

(b)   keep records for all taxation purposes and VAT;

(c)   notify relevant Borrowers of any change in their Monthly Payments;

(d) assist the auditors of the Mortgages Trustee and provide information to them upon reasonable request;

(e) provide a redemption statement to a Borrower or any person acting on the Borrower's behalf, in each case upon written request or otherwise at the discretion of the Administrator;

(f) notify relevant Borrowers of any other matter or thing which the applicable Mortgage Conditions or Offer Conditions require them to be notified of in the manner and at the time required by the relevant Mortgage Terms;

(g) subject to the provisions of this Agreement (including without limitation Clause 5.2 herein (Administration and Enforcement of Mortgages) take all reasonable steps to recover all sums due to the Mortgages Trustee including without limitation by the institution of proceedings and/or the enforcement of any Mortgage Loan comprised in the Mortgage Portfolio or any New Mortgage Portfolio or any Related Security;

(h) take all other action and do all other things which it would be reasonable to expect a reasonable and prudent mortgage lender to do in administering its mortgages;

(i) keep a Mortgage Account for each Mortgage Loan which shall record all proceeds received in respect of that Mortgage Loan and all amounts debited to such Mortgage Account;

(j) at its discretion, prepare and send on request an annual statement to Borrowers in relation to each calendar year in the agreed form; and

(k) assist the Cash Manager in the preparation of a quarterly report substantially in the form set out in the Cash Management Agreement.

                                  SCHEDULE 2

                      FORM OF INVESTORS' QUARTERLY REPORT

GRANITE FINANCE TRUSTEES LIMITED
MONTHLY REPORT

Date of Report [  ]

MORTGAGES

Number of Mortgages in Pool                                                 [ ]

Current Balance                                             {pound-sterling}[ ]

Opening Trust Assets                                        {pound-sterling}[ ]

Funding Share                                               {pound-sterling}[ ]

Funding Share Percentage                                                    [ ]%

Seller Share                                                {pound-sterling}[ ]

Seller Share Percentage                                                     [ ]%

Minimum Seller Share (Amount)                               {pound-sterling}[ ]

Minimum Seller Share (% of Total)                                           [ ]%


ARREARS ANALYSIS OF NON REPOSSESSED MORTGAGES

                                Number      Principal       Arrears
Less than [  ] month            [  ]        [  ]            [  ]

[  ] - [  ] months              [  ]        [  ]            [  ]

[  ] - [  ] months              [  ]        [  ]            [  ]

[  ] - [  ] months              [  ]        [  ]            [  ]

[  ] - [  ] months              [  ]        [  ]            [  ]

[  ] months +                   [  ]        [  ]            [  ]

Total                           [  ]        [  ]            [  ]


Properties in Possession        Number      Principal       Arrears
Total                           [  ]        [  ]            [  ]

Properties in Possession
Number Brought Forward                                      [  ]

Repossed                                                    [  ]

Sold                                                        [  ]

Number Carried Forward                                      [  ]

Average Time from
Possession to Sale                                          [  ]

Average Arrears at Sale                                     [  ]

Repossed                                                    [  ]

MIG Claims Submitted                                        [  ]

MIG Claims Outstanding                                      [  ]

Average Time from Claim
to Payment                                                  [  ]


Note: The arrears analysis and repossession information is as at close of business for the report month

Substitution                             Number             Principal
Substituted this period (this month)     [  ]               [  ]

Substituted to dated (since [  ])        [  ]               [  ]

CPR Analysis                             Monthly             Annualised

Current [  ] Month CPR Rate              [  ]%              [  ]%

Previous [  ] Month CPR Rate             [  ]%              [  ]%

Weighted Average Seasoning (by value)    [  ]

Average Loan Size                        [  ]

Weighted Average LTV (by value)          [  ]%


                                      36


Product Breakdown

Fixed Rate                               [  ]%

Flexible -Together                       [  ]%

LTV LEVELS BREAKDOWN                     Number              Value

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ] - [  ]%                             [  ]                [  ]

[  ]% +                                  [  ]                [  ]

Totals                                   [  ]                [  ]


NR Current Existing Borrowers' SVR                                         [  ]

Effective Date of Change                                                   [  ]

NOTES           Outstanding                       Rating           Reference Rate
                                                  Moodys/S&P/Fitch
Series 1

A1              $ XXX,XXX,XXX                     Aaa/AAA/AAA       X.XXX%        X.XX%

A2              $ XXX,XXX,XXX                     Aaa/AAA/AAA       X.XXX%        X.XX%

B               $ XX,XXX,XXX                      Aa3/AA/AA         X.XXX%        X.XX%

C               $ XX,XXX,XXX                      Baa2/BBB/BBB      X.XXX%        X.XX%

Series 2

A               {pound-sterling} XXX,XXX,XXX      Aaa/AAA/AAA       X.XXX%        X.XX%

B               {pound-sterling} XX,XXX,XXX       Aa3/AA/AA         X.XXX%        X.XX%

C               {pound-sterling} XX,XXX,XXX       Baa2/BBB/BBB      X.XXX%        X.XX%

Issuer Reserve Fund Requirement                                     {pound-sterling}[ ]

Balance brought forward                                             {pound-sterling}[ ]

Drawings this period

Reserve Fund Top-up this period*                                    {pound-sterling}[ ]

Excess Spread                                                       {pound-sterling}[ ]

Current Balance                                                     {pound-sterling}[ ]

*Top-ups only occur at the end of each quarter.

Funding Reserve Balance                                             {pound-sterling}[ ]

Funding Reserve %                                                                   [ ]%


                                   SCHEDULE 3

                  ADMINISTRATOR REPRESENTATIONS AND WARRANTIES

The Administrator makes the following representations and warranties to each of the Mortgages Trustee, Funding and the Security Trustee:

1. STATUS: It is a public limited company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. POWERS AND AUTHORITY: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

3. LEGAL VALIDITY: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute its legal, valid and binding obligation.

4. NON-CONFLICT: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

      (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person over all or any of its present or future revenues or assets;

      (b) conflict with any document which is binding upon it or any of its assets;

      (c)    conflict with its constitutional documents; or

      (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. NO LITIGATION: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. CONSENTS AND LICENCES: All governmental consents, licences and other approvals and authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

7.    SOLVENCY:   No  Insolvency  Event   has   occurred   in  respect  of  the
      Administrator, and the Administrator is not insolvent.

8.    FINANCIAL  STATEMENTS:   The  most  recent  financial statements  of  the
      Administrator:

      (a) were prepared in accordance with accounting principles generally accepted in England and Wales consistently applied;

      (b)    disclose   all  liabilities  (contingent  or  otherwise)  and  all
             unrealised and or anticipated losses of the Administrator; and

      (c) save as disclosed therein, give a true and fair view of the financial condition and operations of the Administrator during the relevant financial year.

9. NO ADVERSE CHANGE: Since the date as of which the most recent financial statements of the Administrator were stated to be prepared, there has been:

      (a)    no  significant   change   in   the   financial  position  of  the
             Administrator; and

      (b) no material adverse change in the financial position or prospects of the Administrator.

10.   RANKING OF CLAIMS

       Under the laws of England and Wales in force as at the date of making this representation, claims against the Administrator under the Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save those whose claims are preferred solely by any bankruptcy, liquidation or other similar laws of general application.

11.   INFORMATION IN PROSPECTUS AND OFFERING CIRCULAR:

      (a) All information in the Prospectus and the Offering Circular with regard to the Administrator, its business and its experience administering mortgage loans (including its arrears and repossession experience) are true and accurate in all material respects and not misleading in any material respect.

      (b) Any opinions, predictions and intentions expressed in the Prospectus and/or the Offering Circular on the part of the Administrator are honestly held and not misleading in any material respect.

      (c) Each of the Prospectus and the Offering Circular does not omit to state any material fact necessary to make such information, opinions, predictions or intentions not misleading in any material respect.

      (d) The Administrator has made all proper inquiries to ascertain and to verify the foregoing.

                                   SCHEDULE 4

                             AUTHORISED THIRD PARTY

1.    AGREEMENT TO ALLOW DELEGATION

1.1. The Seller and the Administrator agree (subject to the other provisions of this Schedule, including paragraph 2 (Appointment and Payment) and subject to the Funding Deed of Charge) that the Security Trustee may appoint or facilitate the appointment of an Authorised Third Party to implement, administer and carry out the duties and powers of the Security
      Trustee:

      (a)    under the Seller's Power of Attorney;

      (b)    in connection with and following a Completion Event; and

      (c)    in connection with and following a Termination Event,

      (together the "BACK-UP FUNCTIONS")

1.2. Each of the Seller and the Administrator shall authorise the Authorised Third Party on their behalf and in their name or otherwise to sign or execute or make any alteration or addition or deletion in or to any agreements or documents or certificates or instructions or notices which they are entitled or required to give, receive, implement, transact or become a party to in relation to the Back-up Functions or for doing any other act or thing required to be done by them under or in connection with the Back-up Functions and otherwise generally to sign, seal and deliver any agreement, assurance, document, certificate, instruction or act which may be required by the Authorised Third Party acting in connection with the Back-up Functions.

2.    APPOINTMENT AND PAYMENT

      The appointment of the Authorised Third Party shall be on the terms and conditions as negotiated between the Security Trustee, the Seller and/or the Administrator (as the case may be) and such Authorised Third Party. The fees, costs and expenses payable to such Authorised Third Party shall be considered as part of the additional remuneration and expenses of the Security Trustee and therefore shall be payable in the manner contemplated by and in accordance with Clause 18 of the Funding Deed of Charge from funds that the Security Trustee receives in accordance with the Funding Priority of Payments as set forth in the Funding Deed of Charge.

3.    DELEGATION

3.1. The Security Trustee shall use reasonable endeavours (in its opinion) to appoint in writing one or more persons to act as an Authorised Third Party in respect of the Back-up Functions (on any terms other than the power to appoint a delegate), and references in the Operating Agreements to the "Security Trustee" shall be construed accordingly and, unless the context does not permit, include any Authorised Third Party. Any such appointment of an Authorised Third Party may be revoked by the Security Trustee at any time.

3.2. In the event that the Security Trustee has not, having used such reasonable endeavours, appointed such Authorised Third Party, the
      Security Trustee shall have no liability to any person and, notwithstanding any other provision of the Operating Agreements, shall not itself be required to perform any Back-up Functions or any other duties of the Seller or the Administrator either during the period it is seeking to appoint an Authorised Third Party or thereafter.

3.3. As condition precedents to the appointment of the Authorised Third Party, the arrangements to be entered into between the Authorised Third Party and the Seller or Administrator (as the case may be) shall provide that
      (1) the Authorised Third Party shall make timely transfer of information to the Seller or Administrator (as appropriate); and (2) the Security Trustee shall provide any Authorised Third Party with a copy of the Operating Agreements and the Funding Deed of Charge and shall request such Authorised Third Party to confirm in writing to the Seller, the Administrator and the Security Trustee that it has read and understood the terms of this Agreement and the other Operating Agreements.

4.    RATIFICATION

      Each of the Seller and the Administrator shall, upon the written request of the Security Trustee or such Authorised Third Party, ratify and confirm all documents, deeds, certificates, instructions, acts and things which the Security Trustee or such Authorised Third Party shall execute or do in the exercise of any of the powers conferred, or purported to be conferred, on him by this Agreement and the other Operating Agreements. The terms of appointment of the Authorised Third Party shall oblige the Authorised Third Party to provide information concerning its activities on a regular basis and on request to the Seller, Administrator, Funding and the Security Trustee.

5.    LIMITATIONS ON THE RESPONSIBILITY OF THE SECURITY TRUSTEE

      The Security Trustee shall not be obliged to monitor or supervise the performance by such Authorised Third Party of its duties hereunder or in relation to the Operating Agreements and shall not be responsible or liable for any act or omission of such Authorised Third Party or for any loss caused thereby, provided that if any party to a Transaction Document notifies the Security Trustee that an Authorised Third Party appointed by the Security Trustee is implementing, administering or carrying out the duties and powers of the Security Trustee in breach of the terms and conditions of the relevant Operating Agreement pursuant to which such duties and powers are to be performed, the Security Trustee shall use its reasonable endeavours to appoint or facilitate the appointment of a substitute Authorised Third Party to implement, administer and carry out such duties and powers. The terms of appointment of an Authorised Third Party and the Security Trustee's responsibilities in relation thereto as set out in this Schedule 4 shall apply to the appointment of a substitute Authorised Third Party. Nothing in this Schedule constitutes the Security Trustee in its role as specified in this schedule as trustee or fiduciary for any person. The Security Trustee shall assume, until it receives notice thereof pursuant to the relevant Operating Agreement, that no Back-up Trigger Event has occurred and until such time that it receives such notification and is first indemnified and/or secured to its satisfaction, is not entitled to take any action in respect of the Back-up Functions under the Operating Agreements.

6.    EXONERATION

6.1. Without limiting paragraph 6.2 below, the Security Trustee shall not be liable to any Person for any action taken or not taken by the Security Trustee or such Authorised Third Party under or in connection with the Operating Agreements, other than in respect of any loss, liability, claim, expense or damage suffered or incurred by such Person in respect of the gross negligence or wilful default of the Security Trustee or such Authorised Third Party in carrying out its functions under the relevant Operating Agreement.

6.2. No Person may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee in respect of any act or omission of any kind by their officer, employee or agent.

                                EXECUTION PAGE

AS ADMINISTRATOR
EXECUTED for and on behalf of               )
NORTHERN ROCK PLC                           )
by:                                         )

_________________________

AUTHORISED SIGNATORY

Name:

Title:

AS SELLER
EXECUTED for and on behalf of               )
NORTHERN ROCK PLC                           )
by:                                         )

_________________________

AUTHORISED SIGNATORY

Name:

Title:

EXECUTED for and on behalf of               )
GRANITE FINANCE TRUSTEES LIMITED            )
by:                                         )

_________________________

AUTHORISED SIGNATORY

Name:

Title:

EXECUTED for and on behalf of               )
GRANITE FINANCE FUNDING LIMITED             )
by:                                         )

_________________________

AUTHORISED SIGNATORY

Name:

Title: